                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                              PPG INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                                    PPG Logo

      PPG Industries, Inc.  One PPG Place  Pittsburgh, Pennsylvania 15272

                                                                   March 7, 2000

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of PPG Industries, Inc. to be held on Thursday, April 20, 2000, in the Sheraton Hotel, Station Square, Pittsburgh, Pennsylvania. The meeting will begin at 11:00 A.M. We look forward to greeting personally those shareholders who will be able to be present.

     This booklet includes the notice of the Annual Meeting and the Proxy Statement, which contains information about the business of the Annual Meeting and about your Board of Directors and its committees and certain executive officers. This year you are being asked to elect three Directors.

     It is important that your shares be represented at the Annual Meeting. You are, therefore, urged to complete, date and sign the accompanying Proxy and Voting Instruction Card and return it promptly in the return envelope provided whether or not you plan to attend personally.

                                              Sincerely yours,

                                              /s/ Raymong W. LeBoeuf
                                              Raymond W. LeBoeuf
                                              Chairman of the Board

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 2000

     Notice is hereby given that the Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 20, 2000, at 11:00 A.M., prevailing time, in the SHERATON HOTEL, STATION SQUARE, PITTSBURGH, PENNSYLVANIA, for the purpose of considering and acting upon the election of three Directors.

     Only shareholders of record of the Company as of the close of business on February 22, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     Admission to the Meeting will be by Admission Card only. If you are a shareholder of record or a Savings Plan participant and plan to attend, you may obtain an Admission Card by marking the box provided on the Proxy and Voting Instruction Card. If your shares are not registered in your name, please advise the shareholder of record (your bank, broker, etc.) that you wish to attend. That firm will request an Admission Card for you or provide you with evidence of your ownership that will gain you admission to the Meeting.

Michael C. Hanzel, Secretary

                                                      Pittsburgh, Pennsylvania
                                                      March 7, 2000

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 20, 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Voting Securities...........................................      2
Election of Directors.......................................      5
     Committees of the Board................................      7
     Compensation of Directors..............................      9
     Other Transactions.....................................     10
Compensation of Executive Officers..........................     11
     Compensation Committee Report on Executive
      Compensation..........................................     11
     Summary of Named Executives' Compensation..............     16
     Option Grants..........................................     17
     Option Exercises and Fiscal Year-End Values............     20
     Long-Term Incentive Plan Awards........................     20
     Retirement Plans.......................................     21
     Change In Control Arrangements.........................     22
     Shareholder Return Performance Graph...................     23
Auditors....................................................     24
Miscellaneous...............................................     24
     Vote Required..........................................     24
     Solicitation Costs.....................................     24
     Shareholder Proposals..................................     25
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................     25
     Other Matters..........................................     25

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 20, 2000

     This Proxy Statement is being mailed to the shareholders of PPG Industries, Inc. (hereinafter sometimes called "PPG" or the "Company") on or about March 7, 2000, in connection with the solicitation of proxies by the Board of Directors of the Company (hereinafter sometimes called the "Board of Directors" or the "Board"). Such proxies, which may be given in the form of the accompanying Proxy and Voting Instruction Card, will be voted at the Annual Meeting of Shareholders of the Company (hereinafter sometimes called the "Meeting") to be held on Thursday, April 20, 2000, at 11:00 A.M., prevailing time, in the SHERATON HOTEL, STATION SQUARE, PITTSBURGH, PENNSYLVANIA and at any adjournment thereof. Proxies may be revoked at will before they have been exercised, but the revocation of a proxy will not be effective until written notice thereof has been given to the Secretary of the Company.

                            ------------------------

                               VOTING SECURITIES

     As of the close of business on February 22, 2000, there were outstanding 174,172,343 shares of the Common Stock of the Company, par value $1.66 2/3 per share, the only class of voting securities of the Company outstanding. Only shareholders of record as of the close of business on February 22, 2000, are entitled to notice of and to vote at the Meeting. Except with respect to the election of Directors, each such shareholder is entitled to one vote for each share so held. With respect to the election of Directors, the right of cumulative voting exists. That right permits each shareholder to multiply the number of shares the shareholder is entitled to vote by the number of Directors to be elected in order to determine the number of votes the shareholder is entitled to cast for nominees, and, then, to cast all or any number of such votes for one nominee or to distribute them among any two or more nominees in that class. The proxies solicit discretionary authority to vote cumulatively.

     Set forth below is certain information with respect to the beneficial ownership of shares of the Common Stock as of February 22, 2000 by certain persons, including (i) the nominees for Directors, the continuing Directors, one of whom is the Chief Executive Officer of the Company (hereinafter sometimes called the "CEO"), and the four other most highly compensated Executive Officers (as defined under the Securities and Exchange Act of 1934) of the Company (in addition to the CEO) and (ii) such persons and all other Executive Officers, as a Group.

                                               Shares of Beneficially Owned Common Stock
                                                    and Common Stock Equivalents(1)
                                           -------------------------------------------------
                 Name of                   Beneficially Owned     Common Stock
            Beneficial Owner                Common Stock(2)      Equivalents(3)    Total(4)
            ----------------                ---------------      --------------    --------
Raymond W. LeBoeuf.......................        629,929             45,872          675,801
Erroll B. Davis, Jr. ....................          1,113              5,727            6,840
Michele J. Hooper........................          1,600              2,567            4,167
Allen J. Krowe...........................          3,705             14,182           17,887
Steven C. Mason..........................          2,000             11,081           13,081
Robert Mehrabian.........................          2,000              8,863           10,863
Thomas J. Usher..........................          1,000              1,468            2,468
David G. Vice............................          7,000              5,233           12,233
David R. Whitwam.........................          2,000             10,907           12,907
E. Kears Pollock.........................        311,600             12,256          323,856
Frank A. Archinaco.......................        248,295             21,233          269,528
Charles E. Bunch.........................        201,260              6,648          207,908
William H. Hernandez.....................        191,599              7,740          199,339
All of the above and all other Executive
  Officers as a Group(5).................      1,850,873            175,889        2,026,762

------------

(1) Each of the named owners has sole voting power and sole investment power as to all the shares beneficially owned by them with the exception of (i) shares held by certain of them jointly with, or directly by, their spouses, and (ii) the Common Stock Equivalents shown in the second column and described more fully below which have no voting power.

(2) Shares of Common Stock considered to be "Beneficially Owned" include both Common Stock actually owned and shares of Common Stock as to which there is a right to acquire ownership on, or within sixty days after, February 22, 2000. None of the identified beneficial owners holds more than 1% of the shares of Common Stock beneficially owned. The Group consisting of the identified owners and all other Executive Officers, holds 1.01% of the shares of Common Stock beneficially owned. Of the shares shown, 508,301, 248,808, 184,766, 153,149 and 170,852 of the shares of Messrs. LeBoeuf,
    Pollock, Archinaco, Bunch and Hernandez, respectively, and 1,467,084 of the shares held by all of the owners named above and all other Executive Officers as a Group are shares as to which the beneficial owner has the right to acquire ownership within sixty days of February 22, 2000, upon the exercise of Options granted under the PPG Industries, Inc. Stock Plan (sometimes also referred to in this Proxy Statement as the "Stock Plan" or the "Plan").

(3) Certain Directors hold Common Stock Equivalents in their accounts in the Directors' Common Stock Plan and in their accounts in the Deferred Compensation Plan for Directors (which plans are described under "Compensation of Directors" below). Certain Executive Officers hold Common Stock Equivalents in their accounts in the Company's Deferred Compensation Plan as a result of their deferral of salary under that plan or their deferral of awards made to them under the Company's Incentive Compensation and Deferred Income Plan for Key Employees (the "Incentive Compensation Plan") and the 1984 Earnings Growth Plan, which deferrals are held under the Company's Deferred Income Plan for Key Employees. Common Stock Equivalents are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents earn dividend equivalents until the Common Stock Equivalents are paid, but they carry no voting rights or other rights afforded to a holder of the Common Stock.

(4) This is the sum of the Beneficially Owned Common Stock and the Common Stock Equivalents as shown in the previous two columns.

(5) The Group consists of fifteen persons: the seven Executive Officers of the Company as of February 22, 2000 (Messrs. LeBoeuf, Pollock, Archinaco, Bunch and Hernandez and Messrs. R. L. Crane and J. C. Diggs), the three nominees for Directors, and the five continuing Directors other than the CEO.

     Capital Research and Management Company ("CRMG"), 333 South Hope Street, Los Angeles, California 90071, an investment adviser, reported to the Securities and Exchange Commission ("SEC") that it beneficially owned 10,442,400 shares. That amount was approximately 5.8% of the total beneficially owned Common Stock of the Company as of December 31, 1999. This shareholder stated in its report that it had sole dispositive power over all shares so owned but no voting power over any of those shares.

                             ELECTION OF DIRECTORS

     Three Directors are to be elected to a class which will serve until 2003 and until their successors have been elected and qualified, or their earlier retirement or resignation. It is intended that the shares represented by each proxy will be voted cumulatively as to each class, in the discretion of the proxies, for the nominees for Directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by the Board of Directors in the event any nominee or nominees become unavailable for election. The principal occupations of, and certain other information regarding, the nominees and the continuing Directors, are set forth below.

                               ------------------
       Nominees to Serve in the Class whose Term expires in the Year 2003
                               ------------------


Steven Mason photo     STEVEN C. MASON, Retired Chairman of the Board and Chief
                       Executive Officer, Mead Corporation. Mr. Mason, 64, has been a Director of PPG since 1990. He was Chairman of the Board and Chief Executive Officer of Mead Corporation, a forest products company, from 1992, until his retirement in 1997. He is also a director of Convergys Corp. and The
                       Elder-Beerman Stores Corp.

Thomas Usher photo     THOMAS J. USHER, Chairman of the Board and Chief
                       Executive Officer, USX Corporation. Mr. Usher, 57, has been a Director of PPG since 1996. He has been Chairman of the Board and Chief Executive Officer of USX
                       Corporation, a major producer of energy and metal products, since 1995. He served as President of the U.S.
                       Steel Group from 1991 until 1994 and as President and Chief Operating Officer of USX from 1994 until 1995. He is also a director of PNC Bank Corp. and Transtar, Inc.

David Whitwam photo    DAVID R. WHITWAM, Chairman of the Board and Chief
                       Executive Officer, Whirlpool Corporation. Mr. Whitwam,
                       58, has been a Director of PPG since 1991. He has been Chairman of the Board and Chief Executive Officer of
                       Whirlpool Corporation, a manufacturer and distributor of household appliances and related products, since 1987.

                               ------------------
                  Continuing Directors -- Term Expires in 2001
                               ------------------


Erroll Davis photo      ERROLL B. DAVIS, JR., President and Chief Executive
                        Officer, Alliant Energy, an electric, gas and water utility company formed as the result of a merger of WPL
                        Holdings, Inc., IES Industries Inc. and Interstate Power
                        Co., in April 1998. Mr. Davis, 55, has been a Director of PPG since 1994. Prior to the merger which formed
                        Alliant Energy, he was President and Chief Executive
                        Officer of Wisconsin Power and Light Company and WPL
                        Holdings, Inc. He was President of Wisconsin Power and
                        Light Company from 1987 until April 1998 and Chief
                        Executive Officer from 1988 until April 1998. He was
                        President and Chief Executive Officer of WPL Holdings,
                        Inc., the parent company of Wisconsin Power and Light
                        Company, from 1990 until April 1998. He is also a director of BP Amoco Corporation and Alliant Energy.

Allen Krowe photo       ALLEN J. KROWE, Retired Director and Vice Chairman,
                        Texaco Inc. Mr. Krowe, 67, has been a Director of PPG since 1987. He was Vice Chairman of Texaco Inc., an international petroleum company, from 1993, until his retirement in 1997, having served as Chief Financial
                        Officer from 1988 to 1994. He is also a director of I.B.J. Whitehall Bank & Trust Company and Navistar
                        International Corporation.

Robert Mehrabian photo  ROBERT MEHRABIAN, President and Chief Executive Officer,
                        Teledyne Technologies Inc. Dr. Mehrabian, 58, has been a Director of PPG since 1992. He has been President and Chief Executive Officer of Teledyne Technologies Inc., a provider of aerospace, electronic and communications products, and systems engineering services, since it was formed as a spin-off of Allegheny Teledyne Inc. in November 1999. He was Executive Vice President of Allegheny Teledyne Inc., a manufacturer of specialty metals, aerospace, electronics, industrial and consumer products, from May 1998 until November 1999. He was Senior Vice President and Segment Executive of Allegheny Teledyne Inc. from 1997 until May 1998. From 1990 until 1997 he was President of Carnegie Mellon University, an educational institution. He is also a director of Teledyne Technologies Inc., Mellon Financial Corporation and BEI Technologies, Inc.

                               ------------------
                   Continuing Directors-Term Expires in 2002
                               ------------------

Michele Hooper photo   MICHELE J. HOOPER, President and Chief Executive Officer
                       of Voyager Expanded Learning, Inc. Ms. Hooper, 48, has been a Director of PPG since 1995. She has been President and Chief Executive Officer of Voyager Expanded Learning,
                       Inc., a developer and provider of learning programs and teacher training to public schools, since August 1999.
                       She was President and Chief Executive Officer of
                       Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care from June 1998 until Stadtlander was acquired in January 1999. From 1992, until June 1998, she was President, International
                       Business Group of Caremark International, Inc., an alternative-site health care provider which is a subsidiary of Medpartners, Inc. She was also Corporate
                       Vice President of Caremark International Inc., from 1993 until June 1998. She is also a Director of Target
                       Corporation and The Seagram Company Ltd.

Raymond LeBoeuf photo  RAYMOND W. LEBOEUF, Chairman of the Board and Chief
                       Executive Officer, PPG Industries, Inc. Mr. LeBoeuf, 53, has been a Director of PPG since 1995 when he also became President and Chief Operating Officer of the Company. He served as Executive Vice President from April 1994 to December 1995, Vice President, Coatings and Resins from March 1994 to April 1994, and Vice President, Finance and Chief Financial Officer from 1988 until March 1994. He is also a director of Praxair, Inc.

David Vice photo       DAVID G. VICE, Retired Vice-Chairman, Products and
                       Technology, Northern Telecom Limited. Mr. Vice, 66, has been a Director of PPG since 1988. He was Vice-Chairman, Products and Technology, of Northern Telecom Limited, a telecommunications systems company, from 1990 until his retirement in 1992. He is also a director of Sun Life
                       Assurance Company of Canada and Stackpole Limited.


COMMITTEES OF THE BOARD

     The Board of Directors has appointed several standing committees, including an Audit Committee, a Nominating and Governance Committee, an Officers-Directors Compensation Committee and an Investment Committee. During 1999, the Board held nine meetings, while the Audit Committee held three meetings, the Nominating and Governance Committee four meetings, the

Officers-Directors Compensation Committee three meetings and the Investment Committee two meetings. The average attendance at meetings of the Board and Committees of the Board during 1999 was over 92%, and each Director attended at least 80% of the total number of meetings of the Board and Committees of the Board on which such Director served. Descriptions of the Audit, Nominating and Governance, Officers-Directors Compensation and Investment Committees are set forth below. None of the members of those Committees is a past or present employee or officer of the Company.

     Audit Committee--The functions of the Audit Committee are primarily to review with the independent public accountants and the Company's officers and internal auditors their respective reports and recommendations concerning audit findings and the scopes of and plans for their future audit programs and to review audits, annual financial statements, accounting and financial controls and compliance with appropriate codes of conduct. The Audit Committee also recommends to the Board of Directors the independent public accountants to be recommended for election annually by the shareholders. The members of the Audit Committee are Erroll B. Davis, Jr., Michele J. Hooper, Steven C. Mason (Chair) and Robert Mehrabian.

     Nominating and Governance Committee--The Nominating and Governance Committee recommends to the Board of Directors the persons to be nominated by the Board to stand for election as Directors at each Annual Meeting of Shareholders, the person or persons to be elected by the Board to fill any vacancy or vacancies in its number, the persons to be elected by the Board to be Chairman of the Board, Vice Chairman of the Board, if any, President, and the Executive Officers of the Company, actions to be taken regarding the structure, organization and functioning of the Board, and the persons to serve as members of the standing committees of, and certain committees appointed by the Board. The Nominating and Governance Committee also annually reports to the Board the Committee's assessment of the performance of the Board as a whole. The members of the Nominating and Governance Committee are Michele J. Hooper, Allen J. Krowe (Chair), David G. Vice and David R. Whitwam.

     The Company's bylaws provide that nominations for persons to stand for election as Directors may be made by holders of record of Common Stock entitled to vote in the election of the Directors to be elected, provided that a nomination may be made by a shareholder at a meeting of shareholders only if written notice of such nomination is received by the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, held on the third Thursday in April, ninety days prior to such Annual Meeting and (ii) with respect to an election to be held at an Annual Meeting of Shareholders held on a date other than the third Thursday in April or an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each notice of nomination from a shareholder must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (e) the written consent of each nominee, signed by such nominee, to serve as a director of the Company if so elected.

     Officers-Directors Compensation Committee--The Officers-Directors Compensation Committee approves, adopts, administers, interprets, amends, suspends and terminates the compensation plans of the Company applicable to, and fixes the compensation and benefits of, all officers of the Company serving as Directors of the Company (currently only Raymond W. LeBoeuf) and all Executive Officers of the Company. The members of the Officers-Directors Compensation Committee are Steven C. Mason, Robert Mehrabian, Thomas J. Usher and David R. Whitwam (Chair).

     Investment Committee--The Investment Committee reviews the investment policies of the Company concerning its pension plans and certain benefit plans and the asset investment policies of the PPG Industries Foundation (the "Foundation"). The Committee also reviews (i) the selection of providers of services to such pension and benefit plans of the Company and to the Foundation,
(ii) the allocations of assets among classes and the performance of the investments of such pension and benefit plans and the Foundation, and (iii) the actuarial assumptions concerning and the funding levels of the Company's pension plans. The members of the Investment Committee are Erroll B. Davis, Jr. (Chair), Allen J. Krowe, Thomas J. Usher and David G. Vice.

                            ------------------------

COMPENSATION OF DIRECTORS

     Directors who are not also Officers receive a basic annual retainer of $30,000 and a fee of $1,000 for each Board or Committee meeting they attend. In addition, the members of the Audit Committee receive an annual retainer of $4,000 while the members of the Nominating and Governance, Officers-Directors Compensation and Investment Committees receive an annual retainer of $3,000 for each Committee. The Chair of each Committee receives an additional $1,000 annually. Any Director who is also an Officer receives no compensation as a Director.

     Under the Company's Deferred Compensation Plan for Directors, each Director must defer receipt of such compensation as the Board mandates. Currently, the Board mandates deferral of one-third of each payment of the basic annual retainer of each Director. Each Director may also elect to defer the receipt of (i) an additional one-third of each payment of the basic annual retainer, (ii) all of the basic annual retainer or (iii) all compensation. All deferred payments are held in the form of Common Stock Equivalents and earn dividend equivalents until paid. Payments will be made in the Common Stock of the Company (and cash as to any fractional Common Stock Equivalents).

     Under the Directors' Common Stock Plan, each Director who neither is nor was an employee of the Company and who serves on the Board of Directors as of the day following each Annual Meeting of Shareholders is credited with Common Stock Equivalents worth one-half of the Director's basic annual retainer. The Common Stock Equivalents held in each Director's account earn dividend equivalents until paid. Upon termination of service and attaining 70 years of age, the Common Stock Equivalents held in a Director's account will be paid in Common Stock (and cash as to any fractional Common Stock Equivalents) in annual installments to the Director, or the Director's spouse in the event of the Director's death.

     Common Stock Equivalents under both the Deferred Compensation Plan for Directors and the Directors' Common Stock Plan are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents carry no voting rights or other rights afforded to a holder of Common Stock.

     As part of its overall program to promote charitable giving, the Company has established a Directors' charitable award program funded by insurance policies on the lives of Directors. Each of the Company's Directors participates in the program. Upon the death of an individual Director, the Company will donate an amount up to and including a total of $1 million to one or more qualifying charitable organizations designated by such Director and approved by the Company. The Company will subsequently be reimbursed from the proceeds of the life insurance policies. Individual Directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company.

OTHER TRANSACTIONS

     PPG and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the Directors of PPG are executive officers or were executive officers during 1999. PPG does not consider the amounts involved in such transactions material. Such purchases from and sales to each company involved less than 1% of the consolidated gross revenues for 1999 of the purchaser and seller and all of such transactions were in the ordinary course of business. Some of such transactions are continuing, and it is anticipated that similar transactions will recur from time to time.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Officers-Directors Compensation Committee of the Board of Directors is responsible for determining and administering the policies which govern the executive compensation programs of the Company. The Committee, which consists entirely of independent outside Directors, met three times in 1999 to establish Company performance goals, base salary pay levels and target annual bonus awards, to approve annual bonus payments and to establish and approve long-term incentives for the CEO and the other four executives named in the compensation table below (collectively, the "Named Executives") and certain other Officers of the Company.

Philosophy

     The philosophy of the Committee is that the interests of the Company and its shareholders require attracting and retaining the best possible executive talent, motivating executives to achieve goals which support business strategies and linking executive and shareholder interests. The Committee believes this is generally best accomplished by compensating the CEO and other Executive Officers (referred to collectively in this Proxy Statement as the "Executives") competitively while having a significant portion of their total compensation variable and related to the performance of the Company against established goals and to their overall personal performance in directing the enterprise. The Committee also utilizes equity based plans for a portion of compensation to link executive and shareholder interests.

Annual Compensation Programs

     The levels of base salary and target annual bonuses for the Executives, including Named Executives, are established annually under a program intended to maintain parity with the market for similar positions. Total annual compensation is targeted at the median of the market value for each position based on data available from several independent market surveys. The Committee believes that the most direct competitors for executive talent are not necessarily the companies that are included in the Dow Jones Industrial Diversified Index. Thus, the companies compared for annual compensation purposes and the companies compared for long-term compensation purposes are not the same as the companies included in the index used in the Comparison of Five-Year Cumulative Total Shareholder Return graph on page 23.

     The Executives' base salaries are maintained below the median of the market survey of comparison data. Annual bonus awards under the Company's Incentive Compensation Plan are then targeted at a level that, when combined with base salaries, approximates the median base salary and annual bonus paid by companies represented in the salary data. Competitive total compensation is achieved when target performance is met but with a larger percent of pay at risk than is the case in the comparison companies.

     Total annual compensation should exceed the median of the comparison data when Company financial performance meets or exceeds targets established by the Committee and individual performance contributes to meeting strategic objectives of the Company. Total annual compensation should be below the median of the comparison data when Company financial performance does not meet targets and/or individual performance does not have a positive effect on strategic objectives.

     The financial performance targets established by the Committee are based on earnings growth, Return on Capital (ROC) and Return on Equity (ROE). On a limited basis, the Committee may decide not to include some one-time accounting adjustments in determining whether the financial performance targets are met. Bonus awards are calculated using these financial targets and an assessment of personal performance related to achievement of strategic objectives of the Company. The personal performance rating of the CEO is determined by the Committee and the other Executives are rated by the CEO.

     Final awards are subject to the discretion of the Committee as permitted in the Incentive Compensation Plan approved by the shareholders. If minimum thresholds of earnings growth, ROC, and ROE are not achieved, no awards are granted by the Committee. The Committee has traditionally determined that 20% of the annual bonus award be paid in Common Stock of the Company to build ownership levels and to align the interests of the Executives more closely with those of the shareholders.

Long-Term Incentive Programs

     The Committee has established long-term incentive programs that motivate key employees to invest in the stock of the Company and to cause the Company to grow and profit, provide compensation levels competitive with opportunities available elsewhere in industry and encourage key employees to continue in the employ of the Company.

     Long-term incentives for the Named Executives are currently provided under the PPG Industries, Inc. Stock Plan (the "Stock Plan") and the Total Shareholder Return Plan for Key Employees (the "TSR Plan"). These programs, in combination, provide compensation opportunities competitive with long-term incentive compensation opportunities for large companies identified by independent compensation consulting firms as potential competitors for executive talent.

     The Stock Plan has been approved by shareholders and provides for the granting of stock options to selected employees. The number of stock options granted to Named Executives is determined so that an estimate of potential value of the options and payments under the TSR Plan, when combined with annual compensation discussed above will approximate the median total annual and long-term compensation paid to executives in the comparison companies. The number of option shares granted is not determined by past Company performance and is not dependent on the number granted in the past or the number presently held. The options are performance related since the value of the option is ultimately determined by the future performance of the Company as reflected by stock price.

     Also, as shown in the Option/SAR Grants in Last Fiscal Year table and related footnotes on pages 17-19, the Named Executives exercised existing options in a manner entitling them to receive Restored Options under the Restored Option provisions of the Stock Plan. The Restored Option provisions encourage Optionees to exercise options earlier during the option term, thereby building stock ownership to better align their interests with the interests of shareholders.

     The TSR Plan provides long-term incentive for Named Executives to generate high shareholder return in relation to the S&P 500 companies. Contingent share grants are made at the beginning of three year plan periods and are paid at the end of a period if the Company achieves targeted performance. Payments are performance based because payments at the end of the period will be zero if minimum performance is not achieved and payments may exceed the original contingent share grant if shareholder return vs. the S&P 500 is above target. Please see the table on page 21 for contingent grants to Named Executives and additional plan detail.

CEO Compensation

     Mr. LeBoeuf's base salary in 1999 increased by 17% over the amount he received in 1998, which was his first full year as Chairman and CEO. This change includes movement toward more competitive base compensation appropriate to his position as determined according to the competitive salary program described above. Consistent with the Company's philosophy, the fixed salary portion of Mr. LeBoeuf's compensation is below the median base salary paid by the comparison companies. His annual bonus for 1999 was determined 80% on performance of the Company against financial goals and 20% on personal performance against non-financial goals related to strategic objectives of the Company. The Committee rated Mr. LeBoeuf's 1999 performance toward achieving strategic objectives related to growth initiatives, strategic planning, capital allocation, responsiveness to PPG's shareholders and the general management of corporate issues as meeting requirements. However, the financial performance of the Company in 1999 did not meet requirements for target compensation. Mr. LeBoeuf's 1999 annual bonus, therefore, was below the established target level.

     Mr. LeBoeuf was granted 110,000 option shares at Fair Market Value on the date of grant and a contingent share grant of 30,000 shares under the TSR Plan. These grants are consistent with the Committee's philosophy that the estimated value of the these programs combined with targeted annual compensation will be competitive with total annual and long-term compensation provided by companies that are potential competitors for executive talent. Also in 1999 Mr. LeBoeuf received Restored Options for 111,629 shares under the Restored Option provisions of the Stock Plan.

Other Named Executives' Compensation

     The accompanying compensation tables also list four Executives other than Mr. LeBoeuf ("Other Named Executives"). The Other Named Executives' base salaries were increased over 1998 base salaries consistent with our base pay practice discussed above. The increases in base salary over 1998 for Messrs. Archinaco, Pollock, and Bunch reflect their second year in new positions. Mr. Hernandez' increase is in line with competitive market movement for his position. Current base salary levels are below the median base salary position of the comparison companies. The Other Named Executives' annual bonus awards were based on Company financial performance measures and non-financial measures directly related to their corporate objectives.

     The size of the stock option grants under the Stock Plan and contingent share grants under the TSR Plan to Other Named Executives is consistent with the philosophy above and represents a level of long-term incentive that is competitive with the median provided by comparison companies for individuals with similar levels of responsibility. The Other Named Executives also received Restored Options as stated in the Option/SAR Grants in Last Fiscal Year table and related footnotes on pages 17-19.

Deductibility of Compensation

     Gains realized from exercising options under the long-term incentive Stock Plan are exempt from the deductibility limitations under Section 162(m) of the Internal Revenue Code. Compensation paid from the annual bonus plan does not qualify for exemption from deductibility limits under Section 162(m). The Committee believes the annual bonus program must be sufficiently flexible to allow the Committee to adjust awards appropriately for the effect of unusual events such as acquisitions, divestitures and other major corporate, accounting or legal changes impacting on financial performance. This ability to exercise discretion under the terms of the annual bonus plan in the view of the Committee is in the best interests of the Company and its shareholders and outweighs the need to qualify all plans so that income paid through the plans is exempt from the deductibility limits of Section 162(m) of the Internal Revenue Code. Nonetheless, all taxable income for 1999 of the CEO and Other Named Executives qualified under Section 162(m) as deductible by the Company.

Summary

     Through the programs and actions of the Committee described above, a very significant portion of the Company's executive compensation is linked directly to Company performance and returns to shareholders. The Officers-Directors Compensation Committee intends to continue this policy.

                                             The Officers-Directors Compensation Committee:

                                             Steven C. Mason                 Thomas J. Usher
                                             Robert Mehrabian                David R. Whitwam

SUMMARY OF NAMED EXECUTIVES' COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 1998 and 1997, of those persons who (i) served as the Chief Executive Officer of the Company at any time during 1999 and (ii) the other four most highly compensated Executive Officers of the Company at December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term Compensation
                                                                             ----------------------------
                                             Annual Compensation                        Awards
                                    --------------------------------------   ----------------------------
                                                                  Other       Securities
                                                                  Annual      Underlying      All Other
        Name and                                                 Compen-     Options/SARs      Compen-
   Principal Position        Year   Salary ($)   Bonus ($)(1)   sation ($)       (#)        sation($)(2)
   ------------------        ----   ----------   ------------   ----------   ------------   ------------
R. W. LeBoeuf                1999    800,000        900,000        9,496       221,629         104,550
Chairman and                 1998    685,000      1,050,000       10,514       187,446          58,620
  Chief Executive Officer    1997    600,833        650,000        6,060       244,640          43,679

F. A. Archinaco              1999    450,000        350,000        5,924        98,775          43,650
Executive Vice President     1998    400,000        380,000        4,886       151,756          32,477
                             1997    370,167        300,000        3,617       127,602          26,860

E. K. Pollock                1999    450,000        350,000        3,380       144,557          37,621
Executive Vice President     1998    400,000        380,000        2,900        93,293          22,780
                             1997    370,167        300,000        6,093       103,280          20,825

W. H. Hernandez              1999    350,000        240,000        1,672        58,504          28,753
Sr. Vice President,          1998    325,000        250,000        1,245        44,027          19,983
  Finance                    1997    296,667        220,000          986        36,370          18,364

C. E. Bunch                  1999    315,000        240,000        3,214        53,211          27,872
Sr. Vice President,          1998    290,000        240,000        4,859       103,188          22,889
  Strategic Planning and     1997    255,850        190,000       10,949        87,846          19,727
  Corporate Services

------------

(1) Cash and market value of Common Stock awarded.

(2) The following are included in the amounts shown under All Other Compensation for 1999: Company contributions under the Company's Employee Savings Plan for Messrs. LeBoeuf, Archinaco, Pollock, Hernandez and Bunch, respectively, were $10,027, $10,027, $10,027,

    $10,027 and $10,027, and under the Company's Benefit Account Plan were $300, $300, $300, $300, and $300. The value of premiums paid with respect to term life insurance for the benefit of Messrs. LeBoeuf, Archinaco, Pollock, Hernandez and Bunch, respectively, was $879, $850, $873, $325, and $340. The amount shown for Mr. LeBoeuf includes $7,881 and for Mr. Archinaco includes $1,576, which are the portions of interest earned on certain deferred compensation above 120% of the applicable federal rate. The amounts shown for Messrs. LeBoeuf, Archinaco, Pollock, Hernandez, and Bunch include $39,863, $17,976, $13,500, $10,500 and $9,604, respectively, in Company contributions under the PPG Industries, Inc. Deferred Compensation Plan in lieu of contributions which could not be made under the Savings Plan because of the Internal Revenue Code and Regulations. The figure also includes for Messrs. LeBoeuf, Archinaco, Pollock, Hernandez, and Bunch $45,600, $12,920, $12,920, $7,600, and $7,600 for dividends accrued but not paid under the Total Shareholder Return Plan.

OPTION GRANTS

     Shown below is further information on grants of Options under the Company's Stock Plan during fiscal year 1999 to the Named Executives. All of the Options granted in 1999 were Nonqualified Options, as are all outstanding Options. No Stock Appreciation Rights were granted in 1999 and none are outstanding.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    Potential Realizable Value at Assumed
                                                                                         Annual Rates of Stock Price
                                          Individual Grants                            Appreciation for Option Term(2)
                       --------------------------------------------------------   ------------------------------------------
                                         Percent of
                         Number of         Total
                         Securities     Options/SARs
                         Underlying      Granted to    Exercise or
                        Options/SARs    Employees in   Base Price    Expiration
        Name           Granted (#)(1)   Fiscal 1999     ($/Share)       Date      0% ($)(3)      5% ($)          10% ($)
        ----           --------------   -----------     ---------       ----      ---------      ------          -------
R. W. LeBoeuf              110,000          3.53         52.125       2/16/2009        0          3,606,350        9,138,250
                            36,335          1.17         69.688       2/14/2005        0            861,212        1,953,806
                            30,574           .98         69.688       2/15/2004        0            588,611        1,300,679
                            44,720          1.43         69.688       2/18/2007        0          1,487,924        3,563,826
                           -------                                                   ---      -------------   --------------
                           221,629                                                     0          6,544,097       15,956,561

                                                                                    Potential Realizable Value at Assumed
                                                                                         Annual Rates of Stock Price
                                          Individual Grants                            Appreciation for Option Term(2)
                       --------------------------------------------------------   ------------------------------------------
                                         Percent of
                         Number of         Total
                         Securities     Options/SARs
                         Underlying      Granted to    Exercise or
                        Options/SARs    Employees in   Base Price    Expiration
        Name           Granted (#)(1)   Fiscal 1999     ($/Share)       Date      0% ($)(3)      5% ($)          10% ($)
        ----           --------------   -----------     ---------       ----      ---------      ------          -------
F. A. Archinaco             45,000          1.44         52.125       2/16/2009        0          1,475,325        3,738,375
                             8,067           .26         60.813       2/15/2004        0            135,501          299,504
                            19,069           .61         60.813       2/18/2002        0            182,815          383,802
                             1,667           .05         60.813       2/19/2001        0             10,397           21,283
                             4,543           .15         60.813       2/19/2001        0             28,335           58,000
                            12,199           .39         60.813       2/18/2002        0            116,952          245,529
                               366           .01         60.813       2/19/2001        0              2,283            4,673
                             6,520           .21         60.813       2/16/2003        0             85,458          184,040
                             1,344           .04         60.813       2/18/2002        0             12,885           27,051
                           -------                                                            -------------   --------------
                            98,775                                                                2,049,951        4,962,257

E. K. Pollock               45,000          1.44         52.125       2/16/2009        0          1,475,325        3,738,375
                             6,880           .22         64.813       2/18/2007        0            212,915          509,925
                             2,206           .07         64.813       2/19/2001        0             14,663           30,017
                            20,942           .67         64.813       2/14/2005        0            461,708        1,047,247
                             3,650           .12         64.813       2/18/2002        0             37,292           78,318
                             4,164           .13         64.813       2/11/2000      (5)                (5)              (5)
                             9,139           .29         64.813       2/18/2002        0             93,373          196,096
                             3,656           .12         64.813       2/18/2002        0             37,353           78,447
                             5,238           .17         60.125       2/18/2002        0             49,630          104,262
                            13,846           .44         60.125       2/13/2006        0            338,881          789,845
                             5,111           .16         60.125       2/18/2002        0             48,427          101,734
                             4,488           .14         60.125       2/19/2001        0             27,669           56,661
                             3,566           .11         60.125       2/18/2002        0             33,788           70,981
                            16,671           .53         60.125       2/15/2004        0            276,989          611,909
                           -------                                                            -------------   --------------
                           144,557                                                                3,108,013        7,413,817

W. H. Hernandez             30,000           .96         52.125       2/16/2009        0            983,550        2,492,250
                            12,697           .41         63.438       2/14/2005        0            273,900          621,417
                            15,807           .51         59.250       2/14/2005        0            318,511          722,538
                           -------                                                            -------------   --------------
                            58,504                                                                1,575,961        3,836,205

C. E. Bunch                 28,500           .91         52.125       2/16/2009        0            934,373        2,367,638
                             3,396           .11         64.125       2/11/2000      (5)                (5)              (5)
                             4,746           .15         64.125       2/19/2001        0             31,205           63,905
                             2,837           .09         64.125       2/18/2002        0             28,668           60,215
                             1,949           .06         64.125       2/16/2003        0             26,925           58,012
                            11,237           .36         64.125       2/16/2003        0            155,239          334,469
                               546           .02         64.125       2/13/2006        0             14,253           33,216
                           -------                                                   ---      -------------   --------------
                            53,211                                                     0          1,190,663        2,917,455

                                                                                    Potential Realizable Value at Assumed
                                                                                         Annual Rates of Stock Price
                                          Individual Grants                            Appreciation for Option Term(2)
                       --------------------------------------------------------   ------------------------------------------
                                         Percent of
                         Number of         Total
                         Securities     Options/SARs
                         Underlying      Granted to    Exercise or
                        Options/SARs    Employees in   Base Price    Expiration
        Name           Granted (#)(1)   Fiscal 1999     ($/Share)       Date      0% ($)(3)      5% ($)          10% ($)
        ----           --------------   -----------     ---------       ----      ---------      ------          -------
All Shareholders(4)                                                                    0      5,707,869,000   14,463,358,000

Named Executive
 Officers' Gain as %
 of All Shareholders'
 Gain                                                                                  0%              2.53%            2.43%

------------

(1) All Options were granted at Fair Market Value (the closing price for the Company's Common Stock as reported on the New York Stock Exchange-Composite Transactions) on the date of grant. Five of the option grants shown were granted on February 17, 1999, at an Exercise Price of $52.125 and become exercisable one year after the date of grant. The other Options shown on the table were granted under the Restored Option provisions of the Stock Plan that were approved by the shareholders in 1992. Under the Restored Option provisions, an Optionee who surrenders (or certifies ownership of) shares of Common Stock in payment of the Option Price of an Option is granted a new Nonqualified Option (a "Restored Option") covering the number of shares equal to the number of shares surrendered (or certified as to ownership) and surrendered or withheld to satisfy tax obligations. Restored Options have the same expiration date as the original Option, the exercise of which generated the Restored Option, an Exercise Price equal to the Fair Market Value of the Common Stock on the Date of Grant of the Restored Option and become exercisable six months after the Date of Grant.

(2) The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of PPG's Common Stock price. PPG did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) No gain to the Optionees is possible without an increase in stock price. A 0% gain in stock price will result in zero gain for the Optionee.

(4) Based on 174,100,000 issued shares (other than Treasury shares), these amounts are the total increase in shareholder value using the 0%, 5%, and 10% assumed annual appreciation rates and the price and terms of the February 17, 1999, grant.

(5) No future appreciation is shown since this grant terminated unexercised on February 11, 2000.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to exercises during 1999 of Options granted under the Stock Plan and information with respect to unexercised Options granted in 1999 and prior years under the Stock Plan.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                        Number of Securities
                                                       Underlying Unexercised         Value of Unexercised
                                                           Options/SARs at          In-the-Money Options/SARs
                                                        December 31, 1999(#)       at December 31, 1999 ($)(1)
                          Shares                     ---------------------------   ---------------------------
                       Acquired on       Value
        Name           Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
        ----           ------------   ------------   -----------   -------------   -----------   -------------
R. W. LeBoeuf            124,089       1,919,157       407,297        110,000         516,204      1,148,180
F. A. Archinaco           54,563         105,112       203,808         45,000         267,351        469,710
E. K. Pollock            105,315         574,869       143,930         93,920          30,960        588,977
W. H. Hernandez           34,615         818,284       140,852         45,807       1,151,119        365,509
C. E. Bunch               25,504         111,580       128,045         28,500         122,535        297,483

---------------
(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 31, 1999 (last trading day of fiscal year), which was $62.563 per share.

LONG-TERM INCENTIVE PLAN AWARDS

     During 1999, the Officers-Directors Compensation Committee made contingent grants of PPG Common Stock to the Named Executives under the Total Shareholder Return Plan for Key Employees. The Plan was formerly called the 1984 Earnings Growth Plan. In 1999 the Plan was amended and renamed the Total Shareholder Return Plan (the "TSR Plan"). Under the TSR Plan, contingent share grants are made at the beginning of three year plan periods and paid out at the end of the period if the Company achieves target performance. Performance is measured by determining where the total shareholder return of PPG Common Stock (stock price plus accumulated dividends) ranks among the total shareholder return for each of the companies in the Standard & Poor's 500 Stock Index. If target performance is met at the end of the award period, payments will equal the original contingent share grant. Payments at the end of the period will be zero if threshold performance is not achieved and may exceed the original contingent grant if PPG total shareholder return is above target performance. Contingent share awards earn dividend equivalents during the award period which are credited in the form of stock equivalents under the PPG Deferred Compensation Plan. Any payments made at the end of the award period under the TSR Plan may be in the form of stock, cash (based on the market value of the number of contingent shares paid in the form of cash) or a combination of both, and may be deferred into the PPG Deferred Compensation Plan.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                           Estimated Future Payouts
                                                                                       Under Non-Stock Price-Based Plans
                          Number of          Performances or                     ---------------------------------------------
                       Shares, Units or       Other Period
                         Other Rights       Until Maturation        Minimum        Threshold        Target          Maximum
        Name            (# of Shares)           or Payout        (# of Shares)   (# of Shares)   (# of Shares)   (# of Shares)
        ----            -------------           ---------        -------------   -------------   -------------   -------------
R. W. LeBoeuf               30,000        1/1/1999 - 12/31/2001         0           12,000          30,000          66,000
F. A. Archinaco              8,500        1/1/1999 - 12/31/2001         0            3,400           8,500          18,700
E. K. Pollock                8,500        1/1/1999 - 12/31/2001         0            3,400           8,500          18,700
W. H. Hernandez              5,000        1/1/1999 - 12/31/2001         0            2,000           5,000          11,000
C. E. Bunch                  5,000        1/1/1999 - 12/31/2001         0            2,000           5,000          11,000

RETIREMENT PLANS

     The Company's qualified retirement plan for salaried employees and nonqualified retirement plan provide benefits after retirement. The annual benefits payable upon retirement under those plans to persons in hypothetical five-year average annual covered compensation and credited years-of-service classifications (assuming retirement as of January 1, 2000, and date of birth in 1934) are estimated in the following table.

                               PENSION PLAN TABLE

Base and Incentive               Credited Years-of-Service
   5-Year Avg.       -------------------------------------------------
Total Compensation     15        20        25        30         35
------------------     --        --        --        --         --
    $  400,000        89,553   119,404   149,255   179,106     208,957
       500,000       113,553   151,404   189,255   227,106     264,957
       600,000       137,553   183,404   229,255   275,106     320,957
       750,000       173,553   231,404   289,255   347,106     404,957
     1,000,000       233,553   311,404   389,255   467,106     544,957
     1,300,000       305,553   407,404   509,255   611,106     712,957
     1,600,000       377,553   503,404   629,255   755,106     880,957

     The compensation covered by the Company's qualified retirement plan for salaried employees, which is compulsory and noncontributory, is the salary of a participant as limited by applicable Internal Revenue Service ("IRS") regulations. The compensation covered by the Company's nonqualified retirement plan, which is available only to those employees who participate in the qualified retirement plan for salaried employees and in the Company's Incentive Compensation Plan or Management Award Plan, is the compensation paid under the latter two plans, which for the Named Executives in the Summary Compensation Table on page 16 is shown in the "Bonus" column under "Annual Compensation". Additional benefits may be paid to certain participants under the Company's nonqualified retirement plan equal to any benefit which cannot be paid under the Company's qualified retirement plan for salaried employees because of the restrictions of any applicable IRS regulations. The benefit payable under the Company's qualified retirement plan for salaried employees is a function of a participant's highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years-of-service while a plan participant. The benefit payable under the Company's nonqualified retirement plan is a function of the participant's five-year average annual covered compensation for the highest five years out of the final ten years immediately prior to retirement and credited years-of-service. The highest five-year average annual covered compensation under both plans through 1999 for Messrs. LeBoeuf, Pollock, Archinaco, Hernandez and Bunch is $1,288,640, $657,356, $679,046, $545,038 and
$451,216, respectively. The annual benefits payable under the plans as shown in the table above are estimated on the basis of a straight life annuity notwithstanding the availability of a joint and survivor annuity or lump sum benefit and are not subject to reduction for social security benefits. For purposes of the plans, Mr. LeBoeuf has nineteen years of service, Mr. Pollock thirty-three and one-half years, Mr. Archinaco thirty-four and one-half years, Mr. Hernandez nine years and Mr. Bunch twenty and one-half years.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into arrangements with certain key executives, including the Named Executives, providing for the continued employment of such executives for a period of up to three years following a change in control of the Company. The arrangements contemplate that during such three-year period, such executives would continue to be employed in capacities, and compensated on a basis, commensurate with their capacities and compensation before the change in control occurred. The arrangements contemplate, further, that in the event the executive's employment is terminated (a) for any reason by the executive during a thirty day window period beginning one year after a change in control,
(b) at any time during the three years following a change in control by the executive because either he has not been employed in a commensurate capacity or he has not been commensurately compensated or (c) by the Company at any time during the three years following a change in control other than for cause, the executive would be entitled to receive, subject to certain conditions, a payment. This payment would basically be the salary and the awards under the Incentive Compensation Plan and Total Shareholder Return Plan that the Executive would have received for (i) the next two years (or until the executive's retirement date if earlier) if the termination was under situation (a) above or
(ii) for three years (or until the executive's retirement date if earlier) if the termination was under situations (b) or (c) above.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's Composite -- 500 Stock Index ("S&P 500 Index") and the Dow Jones Industrial Diversified Index for the five year period beginning December 31, 1994 and ending December 31, 1999. The S&P 500 Index and the Dow Jones Industrial Diversified Index data presented in the graph are based on the companies that comprised those indexes at the time the graph was prepared on February 10, 2000. The information presented in the graph assumes that the investment in the Company's Common Stock and each Index was $100 on December 31, 1994 and that all dividends were reinvested.

                            ------------------------

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
 PPG INDUSTRIES, INC., DOW JONES INDUSTRIAL DIVERSIFIED INDEX AND S&P 500 INDEX

                                                           PPG                        DJID                       S&P 500
                                                           ---                        ----                       -------
'94                                                      100.00                      100.00                      100.00
'95'                                                     128.00                      131.00                      136.00
'96'                                                     161.00                      169.00                      167.00
'97'                                                     169.00                      222.00                      222.00
'98'                                                     177.00                      256.00                      285.00
'99'                                                     197.00                      278.00                      345.00

                                    AUDITORS

     The Board of Directors, based on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as Auditors for the Company for the year 2000. Deloitte & Touche LLP have been regularly engaged by the Company for many years to examine the Company's annual financial statements and for other purposes. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.

                            ------------------------

                                 MISCELLANEOUS

VOTE REQUIRED

     The Annual Meeting of Shareholders will not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum. Votes withheld and abstentions will be counted but broker non-votes will not be counted in determining the presence of a quorum.

     In the election of Directors, the number of nominees to be elected in each class who receive the greatest number of votes cast at the Annual Meeting by the holders of the Common Stock present in person or by proxy and entitled to vote, assuming the presence of a quorum, will be elected as Directors for a term of three years or their earlier resignation or retirement. Since no written notice was received by the Company from a shareholder that a nomination would be made by the shareholder at the Annual Meeting pursuant to the nomination procedure provided for in the Company's bylaws, votes may only be cast for, or withheld from, the Company's nominees.

     Pennsylvania law provides that abstentions, votes withheld and broker non-votes are not votes cast. Therefore, with respect to the election of Directors, abstentions, votes withheld and broker non-votes do not count either for or against such election.

SOLICITATION COSTS

     The costs of the solicitation of proxies will be borne by the Company. Arrangements may be made by the Company with brokerage houses and other custodians, nominees and fiduciaries for them to forward solicitation materials to the beneficial owners of the shares such brokerage houses and other custodians, nominees and fiduciaries hold of record, and the Company may reimburse them for the reasonable expenses they incur in so doing. To assist in the solicitation of proxies, the

Company has engaged D.F. King & Co. for a fee of $12,000, plus out-of-pocket expenses. Directors, Officers or regular employees of the Company may, without additional compensation therefor, also make solicitations.

SHAREHOLDER PROPOSALS

     Shareholders intending to present business for consideration at the year 2001 Annual Meeting of Shareholders must give notice to the Secretary of the Company within the same time limits as set forth on page 8 for nomination of Directors and such business must otherwise be a proper matter for shareholder action. If, as expected, the year 2001 Annual Meeting of Shareholders is held on April 19, 2001 (the third Thursday of April, 2001), then to be timely the notice must be received by the Secretary of the Company not later than January 19, 2001, in order to be brought before the Annual Meeting. To be eligible for inclusion in the Proxy Statement and Proxy Card relating to such Annual Meeting the notice must be received by the Secretary of the Company not later than November 7, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Directors and Executive Officers of the Company are required to file reports of initial ownership and changes of ownership of PPG securities with the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, the required filings of all such Directors and Executive Officers were filed timely.

OTHER MATTERS

     So far as is known, no matters other than those described herein are expected to come before the Annual Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters which may properly come before the Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the Proxy Card that the shares represented thereby are not to be voted on such other matters.

                                              Pittsburgh, Pennsylvania
                                              March 7, 2000

                       PROXY AND VOTING INSTRUCTION CARD


                                                                                           Mark box as
                                                                                           indicated in   [X]
                                                                                           this example

[LOGO] PPG INDUSTRIES, INC.
       One PPG Place               TO OBTAIN AN ADMISSION CARD TO THE ANNUAL MEETING, PLACE AN "X" IN THE BOX TO THE RIGHT.
       Pittsburgh, PA 15272
                                   ----------------------------------------------------------------------------------------     [ ]
-----------------------------------------------------------------------------------------------------------------------------------
                                        PPG'S DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES.
-----------------------------------------------------------------------------------------------------------------------------------

ELECTION OF THREE DIRECTORS.       FOR        WITHHELD                     FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):
                                   ALL          FROM
(NOMINEES: STEVEN C. MASON,      NOMINEES    ALL NOMINEES                  -------------------------------------------------------
THOMAS J. USHER AND
DAVID R. WHITWAM)                  [  ]         [  ]


-----------------------------------------------------------------------------------------------------------------------------------

                                                                      _________
                                                                              |
                                                                              |
                                                                              |



SIGNATURE(S)                                                                                  DATE
             --------------------------------------------------------------------------------      --------------------------------
NOTE: PLEASE SIGN AS NAME(S) APPEAR HEREON. GIVE FULL TITLE IF SIGNING FOR A CORPORATION OR PARTNERSHIP OR AS ATTORNEY, AGENT OR IN
ANOTHER REPRESENTATIVE CAPACITY.

-----------------------------------------------------------------------------------------------------------------------------------
                                                           FOLD AND DETACH HERE


                          [LOGO] PPG INDUSTRIES, INC.
                                 One PPG Place
                                 Pittsburgh, PA 15272


          ANNUAL MEETING OF SHAREHOLDERS - 11:00 A.M. - APRIL 20, 2000

The Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 20, 2000, at the Sheraton Hotel, Station Square, Pittsburgh, Pennsylvania, at 11:00 a.m.

The top (blue shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN and DATE the CARD and then DETACH and RETURN the completed CARD promptly in the enclosed reply envelope. You should do so even if you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

If you plan to attend the Annual Meeting, please mark an "X" in the request box provided on the BLUE CARD. An admission card will be mailed to you at the address already printed on the card. If your shares are held in joint names, you will each receive an admission card. If you intend to bring a guest, please print the guest's name on the line next to the admission card request box. If your admission card should be sent to an address other than the address printed on the card, please print that address on the line next to the admission card request box.

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC.
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2000.


The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 7, 2000, hereby appoints R.W. LeBoeuf, J.C. Diggs and M.C. Hanzel, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc., (the "Company") that the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, HOWEVER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR PROPOSED BY THE BOARD OF DIRECTORS (THOSE NOMINEES ARE STEVEN C. MASON, THOMAS J. USHER AND DAVID R. WHITWAM). Shares to be voted FOR the election of the nominees proposed by the Board of Directors will be voted cumulatively in the discretion of the proxies for any nominees other than nominees with respect to whom authority to vote FOR has been withheld. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the PPG Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; in the PPG Industries Employee Savings Plan and in the PPG Canada Inc. Employee Savings Plan.

PLEASE COMPLETE, SIGN AND DATE THIS CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.



                              FOLD AND DETACH HERE